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                                                                     Exhibit 5

                                   LAW OFFICES
                     WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
                         TWELFTH FLOOR PACKARD BUILDING
                              111 SOUTH 15TH STREET
                           PHILADELPHIA, PA 19102-2678
                                 (215) 977-2000
                            FACSIMILE: (215) 977-2334





(215) 977-2000

                               February 8, 1999


Advanta Corp.
Welsh and McKean Roads
P.O. Box 844
Spring House, PA 19477

            Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

            As special counsel to Advanta Corp. (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") for filing with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed offering from time to time of up to $8,100,000 aggregate principal amount of RediReserve Money Market Certificates which are payable at the demand of the holder (the "RediReserve Certificates") and Notes with 91 Day, Six, Eighteen and Thirty Month and One, Two, Three, Four, Five, Seven and Ten Year maturities (collectively with the RediReserve Certificates, the "Securities"), all of which will be uncertificated.

            This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

            In connection with the opinions expressed herein, we have examined, among other things, the originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and Bylaws of the Company, the registration statement on Form S-3 (Commission File No. 333-28291) declared effective by the Securities and Exchange Commission on August 6, 1997 (the "Prior Registration Statement"), the Registration Statement, resolutions of the Executive Committee of the Board of Directors of the Company with respect to the Registration Statement and the Prior Registration Statement and the authorization of the
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Advanta Corp.
February 8, 1999
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securities registered thereby (collectively the "Executive Committee
Resolutions"), the Indenture dated October 23, 1995 between the Company and The Chase Manhattan Bank, as successor trustee (the "Indenture"), and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

         In our examination, we have assumed without independent verification
(i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents, and (v) the power and authority of all persons other than the Company signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company.

         We are admitted to practice in the Commonwealth of Pennsylvania and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent referred to specifically herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof, and to the facts in existence on the date hereof. We assume no obligation to update such opinion.

         Based upon and subject to the foregoing, and such examinations of law and such other matters as we have deemed relevant under the circumstances, it is our opinion that when and if the definitive terms of any Securities and of their issue and sale have been duly established in accordance with the Executive Committee Resolutions, the consideration therefor approved by the Executive Committee of the Company's Board of Directors in accordance with the Executive Committee Resolutions has been received by the Company, and the Securities have been authenticated and delivered in accordance with the provisions of the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, such Securities will be duly authorized, legal and valid binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits provided in the Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         We note that, as of the date hereof, a judgment for money in an action based on a Security denominated in a foreign currency, currency unit or composite currency in a federal or
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Advanta Corp.
February 8, 1999
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state court in the United States ordinarily would be enforced in the United
States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Opinions" in the Prior Registration Statement and to the incorporation by reference of the information in the Prior Registration Statement into the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                 Very truly yours,

                           WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP